Consent of Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our report dated January 28, 2002 with respect to the consolidated financial statements of IDS Life Insurance Company and to the use of our report dated March 22, 2002 with respect to the financial statements of IDS Life Variable Account 10 - American Express Retirement Advisor AdvantageSM Variable Annuity (comprised of subaccounts BC1, BC2, BD1, BD2, CR1, CR2, CM1, CM2, DE1, DE2, EM1, EM2, ES1, ES2, EI1, EI2, FI1, FI2, GB1, GB2, GR1, GR2, IE1, IE2, MF1, MF2, ND1, ND2, SV1, SV2, IV1, IV2, SC1, SC2, ST1, ST2, SA1, SA2, 1AC, 2AC, IAD, 2AD, 1AB, 2AB, 1AL, 2AL, 1AI, 2AI, 1AV, 2AV, 1SR, 2SR, 1CG, 1CG, 1FG, 2FG, 1FM, 2FM, 1FO, 2FO, 1RE, 2RE, 1SI, 2SI, 1MS, 2MS, 1UE, 2UE, 1MC, 2MC, 1ID, 2ID, 1FS, 2FS, 1TC, 2TC, 1TL, 2TL, 1GT, 2GT, 1IG, 2IG, 1IP, 2IP, 1MG, 2MG, 1MD, 2MD, IUT, 2UT, 1PE, 2PE, 1EU, 2EU, 1HS, 2HS, 1PI, 2PI, 1VS, 2VS, 1SO, 2SO, 1IT, 2IT, 1SP, 2SP, 1AA, 2AA, 1WI, 2WI, 1SG and 2SG), included in Post-Effective Amendment No. 10 to the Registration Statement (Form N-4, No. 333-79311) and related Prospectus for the registration of the American Express Retirement Advisor Advantage(SM) Variable Annuity /American Express Retirement Advisor Select(SM) Variable Annuity Contracts to be offered by IDS Life Insurance Company.



/s/ Ernst & Young LLP
    Minneapolis, Minnesota
    April 22, 2002